Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Information:

Brad Edwards

Brainerd Communicators, Inc.

212-986-6667

edwards@braincomm.com

K-V PHARMACEUTICAL ANNOUNCES UPDATED MAKENA® PERFORMANCE METRICS AND INVESTOR CONFERENCE CALL

Company to File Fiscal 2012 Third Quarter 10-Q After the Close of Market Today

St. Louis, MO – February 9, 2012 – K-V Pharmaceutical Company (the “Company”) (NYSE: KVa/KVb) today reported updated performance metrics for Makena®.

Makena® was launched during March of 2011. From its launch date through January 31, 2012:

•

Approximately 7,900 vials have been shipped to Ther-Rx customers of which approximately 6,500 vials have been distributed to doctors and patients. This is an increase of approximately 600 vials shipped to customers and 1,600 vials shipped to doctors and patients since November 2011;

•

As part of Ther-Rx’s commitment to patient access, we have also provided approximately 1,200 additional vials at little or no patient out-of-pocket cost through our patient assistance program for use by patients who have demonstrated financial need;

•	Approximately 6,000 patient referrals from over 3,500 prescribers have been made to the Makena Care Connection®, an increase of approximately 1,200 patients and 500 prescribers since November 2011;

•

Approximately 3,700 patients have either initiated treatment, are in the enrollment phase or are pending insurance approval and treatment initiation, an increase of more than 900 patients since November 2011;

•	Over 250 payers, both commercial and Medicaid, have reimbursed Makena® and at least 19 states have reimbursed Makena®; and

•	Current data indicates patient co-pays are averaging approximately $10 per injection, the same or less cost than those typically associated with compounded 17P formulations.

“We continue to advance our commercialization strategy for Makena® by actively engaging the medical and payer communities on the differences between FDA-approved Makena® and unapproved compounded 17P formulations,” said Greg Divis, President and CEO of K-V Pharmaceutical and President of Ther-Rx. “Our efforts are driving improved performance metrics and we are intensely focused on continuing to grow our market share.”

Fiscal 2012 Form 10-Q and Investor Conference Call

The Company will be filing its fiscal 2012 third quarter Form 10-Q with the U.S. Securities & Exchange Commission (SEC) after the close of market today. The Company will host an investor conference call on Friday, February 10, 2012 at 8:30 a.m. EDT to discuss the information contained in the Form 10-Q as well as provide a general update on other company matters. Participants can listen to the conference call by dialing 866-843-0890 and providing code 4088697. To access the live web cast of the conference call, please go to the investor relations portion of the Company’s website under “Conference Calls” at www.kvpharmaceutical.com. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection.

A replay of the call will also be available for seven days by calling 877-344-7529 and providing code 10009958. An archived version of the webcast will be accessible for 30 days at www.kvpharmaceutical.com.

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate Website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-looking Statements

This press release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	our ability to continue as a going concern, as discussed in Note 3—“Going Concern and Liquidity Considerations” in the Notes to the Consolidated Financial Statements (Unaudited) included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011;

(2)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:

(a)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(b)

the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of U.S. Food and Drug Administration’s (the “FDA”) decision to decline to take enforcement action with regards to compounded alternatives;

(c)

the Center for Medicare and Medicaid Services’ (“CMS”) policy regarding Medicaid reimbursement for Makena®, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(d)

the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena® set forth in the previously disclosed Makena® acquisition agreement, as amended from time to time, including $107.5 million of remaining scheduled payments by us for those rights as of December 31, 2011; and

(e)	the number of preterm births for which Makena® may be prescribed, its safety and side effects profiles and acceptance of pricing;

(3)	the possibility of delay or inability to obtain FDA approvals of Clindesse® and Gynazole-1® and the possibility that any product relaunch may be delayed or unsuccessful;

(4)	risks related to compliance with various agreements and settlements with governmental entities including those discussed in Item 1 (b)— “Discontinuation of Manufacturing and Distribution; Product Recalls; and the FDA Consent Decree” in the Company’s Form 10-K/A for the fiscal year ended March 31, 2011 (the “Fiscal 2011 Form 10-K/A) or in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, including:

(a)	the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets, liquidity and capital resources;

(b)	the agreement between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) to resolve the risk of potential exclusion of the Company from participation in federal healthcare programs;

(c)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice; and

(d)	our ability to comply with the Settlement Agreement dated December 7, 2011 with the United States resolving certain claims under the Qui Tam provisions of the False Claims Act, which could result in significant penalties including exclusion from participation in federal healthcare programs;

(5)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(6)	risks that the Company may not ultimately prevail in, or that insurance proceeds, if any, will be insufficient to cover potential losses that may arise from, litigation discussed in Note 16—“Commitments and Contingencies—Litigation and Governmental Inquiries” of the Notes to the Consolidated Financial Statements (Unaudited) in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, including:

(a)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;

(b)	product liability lawsuits;

(c)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer; and

(d)	challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(7)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;

(8)	risks related to the Company’s highly leveraged capital structure discussed in Part I, Item 2— “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, including:

(a)	the risk that the maturities of our debt obligations may be accelerated due to our inability to comply with covenants and restrictions contained in our loan agreements;

(b)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products; and

(c)	risks that future changes in the Board of Directors may lead to an acceleration of the maturities of the Company’s debt;

(9)	the risk that we may not be able to satisfy the quantitative listing standards of the New York Stock Exchange, including with respect to minimum share price and public float; and

(10)	the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A—“Risk Factors,” of our Annual Report on Form 10-K/A for the fiscal year ended March 31, 2011, and Part II, Item 1A—“Risk Factors,” and Part I, Item 2—“Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of the Fiscal 2011 Form 10-K/A for the fiscal year ended March 31, 2011, and Part II, Item 1A—“Risk Factors” in this Report, as supplemented by our subsequent SEC filings. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this Report. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.